EXHIBIT 10.28.2
                              FINANCIAL STATEMENTS
                                       AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                            A. RAZZAK TAI, M.D., P.A.

                               SEPTEMBER 30, 1996

                                    TABLE OF
                                 C O N T E N T S

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .............   1

FINANCIAL STATEMENTS

      BALANCE SHEET AT SEPTEMBER 30, 1996 ......................   2

      STATEMENT OF EARNINGS FOR THE YEAR ENDED
      SEPTEMBER 30, 1996 .......................................   3

      STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE YEAR ENDED SEPTEMBER 30, 1996 ....................   4

      STATEMENT OF CASH FLOWS FOR THE
      YEAR ENDED SEPTEMBER 30, 1996 ............................   5

NOTES TO FINANCIAL STATEMENTS ..................................   6-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
A. Razzak Tai, M.D., P.A.

We have audited the accompanying balance sheet of A. Razzak Tai, M.D., P.A., (a Florida corporation) as of September 30, 1996, and the related statements of earnings, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A. Razzak Tai, M.D., P.A. as of September 30, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Grant Thornton, LLP

Fort Lauderdale, Florida
October 13, 1997

                           A. Razzak Tai, M.D., P.A.
                                 BALANCE SHEET
                              September 30, 1996

                                    ASSETS
Current Assets
    Cash .........................................................      $  1,320
    Accounts receivable, net .....................................       275,616
    Prepaid expenses .............................................         5,564

          Total Current Assets ...................................       282,500

Property and equipment, net ......................................        18,693

Deposits .........................................................        10,745
                                                                        --------
Total Assets .....................................................      $311,938
                                                                        ========
                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
     Accounts payable ............................................      $ 83,572
     Accrued salaries and taxes ..................................        46,805
      Deferred tax liability .....................................        64,418
                                                                        --------
      Total Current Liabilities ..................................       194,795
                                                                        ========
Stockholders' Equity
     Common stock, $1 par value, 500 shares
      authorized, issued and outstanding .........................           500
      Additional paid in capital .................................        26,281
      Retained earnings ..........................................        90,362
                                                                        --------
Total Stockholders' Equity .......................................       117,143
                                                                        ========
Total Liabilities and Stockholder's Equity .......................      $311,938
                                                                        ========
The accompanying notes are an integral part of these statements.

                           A. RAZZAK TAI, M.D., P.A.
                              STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996

Net revenue ...............................................           $1,583,827
Cost of services provided .................................            1,185,337
General and administrative expenses .......................              242,237
                                                                      ----------
Earnings before taxes .....................................              156,253
Provision for income taxes ................................               53,173
                                                                      ----------
Net Earnings ..............................................           $  103,080
                                                                      ==========

The accompanying notes are an integral part of these statements.

                            A. RAZZAK TAI, M.D., P.A.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996

                                                                                ADDITIONAL          RETAINED
                                                      COMMON        COMMON        PAID IN           EARNINGS
                                                      SHARES        STOCK         CAPITAL          (DEFICIT)             TOTAL
                                                      ------       -------       --------          ----------           --------
Balance at October 1, 1995 ...................          500          $500          $26,281          $ (12,718)          $ 14,063
Net Earnings for the year ....................          --            --              --              103,080            103,080
                                                        ---          ----          -------          ---------           --------
Balance at September 30, 1996 ................          500          $500          $26,281          $  90,362           $117,143
                                                        ===          ====          =======          =========           ========

The accompanying notes are an integral part of these statements.

                            A. RAZZAK TAI, M.D., P.A.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996

Cash flows from operating activities:
     Net Earnings .............................................       $ 103,080
    Adjustments to reconcile net earnings to net
      cash provided by operating activities:
         Depreciation and Amortization ........................           5,352
         Increase in assets:
           Accounts receivable ................................        (245,938)
         Increase in deposits .................................            (515)
         Increase in liabilities:
        Accounts payable ......................................          56,344
        Accrued expenses ......................................          39,209
              Deferred tax liability ..........................          53,173
                                                                      ---------
Net cash provided by operating activities .....................          10,705
                                                                      ---------
Cash flows from investing activities:
Purchase of property and equipment ............................         (11,629)
                                                                      ---------
Net cash (used in) investing activities .......................         (11,629)
                                                                      ---------
Net (decrease) in cash ........................................            (924)
Cash at beginning of period ...................................           2,244
                                                                      ---------
Cash at end of period .........................................       $   1,320
                                                                      ---------
Supplemental disclosure of cash flow information:
Cash paid during the period for:
      Interest ................................................            --
                                                                      ---------
Taxes .........................................................            --
                                                                      ---------
The accompanying notes are an integral part of these statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

A. Razzak Tai, M.D., P.A. (the "Company") was incorporated in the State of Florida on October 15, 1977. The Company operates several multi-specialty medical group practices and is expanding into the area of physicians practice management.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets which range from 5 to 7 years.

REVENUE RECOGNITION

The Company recognizes revenue when the service is rendered. Revenues are adjusted for differences between the Company's established rates for covered services and the amounts paid by third parties.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable is recorded net of an allowance for doubtful accounts. Third party providers represent substantially all of the Company's billings.

ESTIMATES

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepting accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

INCOME TAXES

Deferred income taxes have been provided for elements of income and expense which are recognized for financial reporting purposes in periods different than such items are recognized for income tax purposes. The Company accounts for deferred taxes utilizing the liability method, which applies the enacted statutory rates in effect at the balance sheet date to differences between the book and tax basis of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in tax laws.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 1996 consisted of the following:

Medical equipment .............................................          $39,282
Furniture and fixtures ........................................           30,920
Signs .........................................................            3,907
Leasehold improvements ........................................            6,550
                                                                         -------
                                                                          80,659
Accumulated depreciation and amortization .....................           61,966
                                                                         -------
                        Total .................................          $18,693

NOTE 3 - OPERATING LEASES

The Company leases medical facilities and office equipment under operating leases expiring through 1999. Future minimum lease payments due under these leases for the years ending subsequent to September 30, 1996 are as follows:

                     SEPTEMBER 30         AMOUNT
                     ------------        -------
                        1997             $70,415
                        1998              36,285
                        1999              21,200
                                         -------
                                        $127,900
                                        ========
 NOTE 4 - INCOME TAXES

 The components of the provision for income taxes are as follows:

Current:
  Federal
                                                                         $  --
                                                                         -------
  State ....................................................                --
                                                                         -------
      Total current provision ..............................                --
                                                                         =======
Deferred:
  Federal ..................................................             $48,239
  State ....................................................               4,934
                                                                         -------
      Total deferred provision .............................             $53,173
                                                                         =======
      Total provision ......................................             $53,173
                                                                         =======
                                       -7-
NOTE 4 - INCOME TAXES (CONTINUED)

Deferred tax liability consist of the following:

Prepaid Expenses ..........................................           $   2,147
Accounts Receivable .......................................             168,149
Allowance for bad debt ....................................             (61,817)
Accounts Payable ..........................................             (28,959)
Accrued Expenses ..........................................             (15,102)
                                                                      ---------
      Total deferred tax liability ........................           $  64,418
                                                                      =========

NOTE 5 -  SUBSEQUENT EVENTS

SALE OF COMMON STOCK

In October 1997, the Company was sold to Florida Physicians Internet, Inc. ("FPII"), an affiliated company.

On January 9, 1987, FPII effectuated a sale agreement with Medical Industries of America (MIOA) to sell 100% of the outstanding stock of FPII for issuance of 832,000 shares of MIOA's preferred stock, cash payments of $1,415,000 over a three year period and the issuance of stock options to purchase up to 105,000 shares at various prices which expire between January 2000 and January 2003.

                                       -8-